Exhibit 10.2

PORTIONS OF THIS EXHIBIT MARKED BY [**] HAVE BEEN OMITTED PURSUANT TO RULE 601(B)(10) OF REGULATION S-K. THE OMITTED INFORMATION IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

EXECUTION VERSION

STRATEGIC ALLIANCE AGREEMENT

STRATEGIC ALLIANCE AGREEMENT, dated as of December 20, 2019 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), by and among Farids & Co. LLC, a Delaware limited liability company (“Farids”), Edible Arrangements, LLC, a Delaware limited liability company (“EA”), and Rocky Mountain Chocolate Factory, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company is an international franchisor, confectionery manufacturer and retail operator;

WHEREAS, Farids is a holding company and, together with TF (as defined below), indirectly controls EA;

WHEREAS, EA is a US-based franchisor that specializes in fresh fruit arrangements and specialty fruit gift items;

WHEREAS, the Company desires to issue and sell, and Farids desires to purchase, 126,839 shares (the “Purchased Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), on the terms set forth herein;

WHEREAS, substantially concurrently with the execution and delivery of this Agreement, the Company and EA shall execute and deliver the Warrant (as defined below);

WHEREAS, substantially concurrently with the execution and delivery of this Agreement, the Company and EA shall execute and deliver the Exclusive Supplier Operating Agreement (as defined below); and

WHEREAS, in connection with the foregoing, the Company, Farids and EA agree and acknowledge that the cooperation between the Company and EA is an important component to achieve their respective strategic objectives, and they desire to continue and further enhance the strategic cooperation alliance between them as contemplated under this Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1     Defined Terms.

(a)     “144 Sale” means (i) a Transfer of Shares (including in any broker assisted cashless exercise) pursuant to Rule 144 under the Securities Act and (ii) for purposes of Article VII only, any Transfer of Shares pursuant to a Resale Shelf Registration Statement.

(b)     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

(c)     “Amendment” means the Amendment, dated the date hereof, to the Rights Agreement by and between the Company and Computershare Trust Company, N.A., as Rights Agent, attached as Exhibit E hereto.

(d)     “Board of Directors” means the Board of Directors of the Company.

(e)     “Bylaws” means the Second Amended and Restated Bylaws of the Company, as in effect as of the date hereof.

(f)     “Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as amended, as in effect as of the date hereof.

(g)     “Change in Control” means the occurrence of any of the following:

(i)     the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person other than a Permitted Holder; or

(ii)     at any time, the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Company.

(h)    “Eligible Registration Statement” means any registration statement (other than (i) a registration statement on Form S-4 or Form S-8 or any similar or successor form or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act or other business combination or acquisition transaction, any registration statement related to the issuance or resale of securities issued in such a transaction) filed by the Company under the Securities Act in connection with any primary or secondary offering of Common Stock for the account of the Company and/or any shareholder of the Company, whether or not through the exercise of any registration rights.

(i)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)     “Exclusive Supplier Operating Agreement” means the Exclusive Supplier Operating Agreement, dated as of the date hereof, by and between EA and the Company, attached as Exhibit B hereto.

(k)    “Family Member” means, with respect to any natural person, (i) any child, stepchild, grandchild or more remote issue, parent, stepparent, grandparent, spouse, domestic partner, sibling, child of sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, cousin and adoptive relationships (each, a “family member”) or estate of such family member or (ii) any foundation, trust, family limited partnership, family limited liability company or other entity created and used for estate planning purposes, so long as any such foundation, trust, family limited partnership, family limited liability company or other entity is controlled by, for the benefit of, or owned by such natural person or one or more persons described in clause (i) (such entities referred to in this clause (ii), the “Permitted Estate Vehicles”).

(l)     “Farids Group” means Farids, EA and each and every Farids Transferee. Unless the Company is otherwise notified in writing by Farids or EA, TF shall at all times serve as the designated representative to act on behalf of the Farids Group for purposes of this Agreement and shall have the sole power and authority to bind the Farids Group with respect to all provisions of this Agreement; provided, however, that if TF ceases to serve as the designated representative of the Farids Group, then TF (or his designated legal representative in the case of his death or permanent disability) shall have the power to designate a new designated representative of the Farids Group, which designee (and any successor thereafter designated and appointed) shall have the sole power and authority to bind the Farids Group with respect to all provisions of this Agreement. The Company shall be entitled to rely on all actions taken by TF or such designee on behalf of the Farids Group.

(m)   “Farids Transferee” means each and every direct and indirect transferee of Farids (including transferees of Shares from any member of the Farids Group so long as such Shares were originally held by the Farids Group) pursuant to Transfer set forth in clause (i) or (ii) of the definition of Permitted Transfer.

(n)     “FINRA” means the Financial Industry Regulatory Authority, Inc.

(o)     “GAAP” means U.S. generally accepted accounting principles.

(p)     “Holder” means any Person owning of record Common Stock or any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock.

(q)     “Indemnification Agreement” means the Indemnification Agreement, dated as of the date hereof, by and between the Company and TF, attached as Exhibit D hereto.

(r)     “Investors” means (i) Farids, (ii) EA and (iii) TF and his Family Members.

(s)     “Law” means any domestic or foreign, U.S. Federal, state, municipality or local law, statute, ordinance, code, rule, or regulation or common law.

(t)     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, including any agreement to give any of the foregoing.

(u)    “Lock-Up Securities” means (i) any Common Stock or Preferred Stock of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock or Preferred Stock of the Company (including any option to purchase such a security), (iii) any security carrying any option, warrant or right to subscribe to or purchase any Common Stock or Preferred Stock of the Company or other security referred to in clause (ii), or (iv) any such option, warrant or right.

(v)     “Nasdaq” means The Nasdaq Stock Market LLC.

(w)    “Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by a Governmental Entity.

(x)    “Permitted Holders” means each of (i) the Investors and their respective Affiliates and members of management of the Company and (ii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that in the case of such group, without giving effect to such group, Persons specified in clause (i) must collectively beneficially own a majority of the total voting power of the Voting Stock of the Company beneficially owned by such group.

(y)    “Permitted Transfer” means (i) any Transfer to one or more entities that are, directly or indirectly, wholly owned by Farids or any Family Member of TF, (ii) any Transfer to one or more entities that are members of the Farids Group and (iii) Transfer made following a Change in Control of Farids or EA or made pursuant to a Change in Control that constitutes a sale of the Company as a whole; provided, with respect to each of clause (i)-(iii), so long as the transferee (other than a transferee that already is party to this Agreement) agrees to be subject to the terms of this Agreement (subject to any limitation on the assignment of rights by such Person to the transferee in connection with such Transfer) by executing and delivering a joinder agreement, substantially in the form of Exhibit A hereto.

(z)     “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust, joint venture, government agency, or other entity.

(aa)   “Prospectus” means the prospectus included in the Eligible Registration Statement, including any form of prospectus or any preliminary prospectus, as amended or supplemented by any prospectus supplement and by all other amendments or supplements to such prospectus, including all post-effective amendments and all material, if any, incorporated by reference or deemed to be incorporated by reference into such prospectus.

(bb)  “Registrable Securities” means all Purchased Shares and Warrant Shares and any securities into which Common Stock may be converted or exchanged pursuant to any merger, consolidation, sale of all or any part of the Company’s assets, corporate conversion or other extraordinary transaction of the Company held by the Farids Group, other than any Common Stock or securities into which Common Stock may be converted or exchanged that (i) have been sold by the Farids Group to the public either pursuant to a registration statement or Rule 144 or another exemption from the registration requirements of the Securities Act, (ii) except in connection with a Demand Request by the Farids Group for a registration pursuant to a Resale Shelf Registration Statement, in the hands of the Farids Group is eligible to be resold pursuant to Rule 144 without any volume limitation or (iii) shall have ceased to be outstanding; provided, that when determining the amount of Registrable Securities, only the Purchased Shares, any Vested Warrant Shares and the remaining Warrant Shares eligible for vesting into Vested Warrant Shares shall be included in such calculation.

(cc)   “Registration Expenses” means all expenses incurred by the Company in complying with Article VI hereof, including, without limitation, (i) all SEC and other registration and filing fees (including, without limitation, fees and expenses with respect to (A) filings required to be made with FINRA and (B) securities or “blue sky” laws, including, without limitation, any fees and disbursements of counsel for the underwriters in connection with any filing and application made to or with (and clearance by) FINRA and any “blue sky” qualifications of the Registrable Securities pursuant to Section 6.6(d)), (ii) preparation, printing, messenger and delivery expenses, (iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of independent certified public accountants and any other persons, including special experts retained by the Company, (v) expenses related to any special audits incident to or required by any such registration, in each case, whether or not any Eligible Registration Statement is filed or becomes effective, (vi) all fees and expenses related to the listing of the Registrable Securities on any securities exchange, (vii) all internal expenses of the Company, including the compensation of officers and employees of the Company and the fees and expenses in connection with any annual audit and (viii) the fees and expenses of one counsel for the Farids Group in connection with the review of any registration statement, not to exceed $10,000 for each registration. For the avoidance of doubt, any stamp, transfer or similar taxes or duties payable by the Farids Group in connection with any registration, sale or distribution of Registrable Securities shall be borne by the Farids Group and not by the Company.

(dd)   “Resale Shelf Registration Statement” means a “shelf” registration statement on Form S-3 pursuant to Rule 415 under the Securities Act; provided that any sales of securities thereunder will not (i) require a prospectus supplement, (ii) require any additional cooperation from the Company (except as set forth in Section 6.4(b)) or (iii) be made pursuant to an underwritten offering.

(ee)   “Rights Agreement” means the Rights Agreement dated March 1, 2015 between the Company and Computershare Trust Company, N.A., as Rights Agent.

(ff)    “SEC” or “Commission” means the Securities and Exchange Commission.

(gg)   “Securities Act” means the Securities Act of 1933, as amended.

(hh)   “Shares” means, collectively, the Purchased Shares or shares of Common Stock issued or issuable upon exercise of the Warrants.

(ii)     “Significant Block” means five percent (5%) or more of the Company’s issued and outstanding Common Stock.

(jj)     “Subsidiary” means, any Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by the Company or by one or more of its Subsidiaries.

(kk)    “TF” means Tariq Farid, an individual.

(ll)      “Threshold Block” means one percent (1%) or more of the Company’s issued and outstanding Common Stock.

(mm)  “Transaction Documents” means, collectively, this Agreement, the Exclusive Supplier Operating Agreement, the Warrant, the Indemnification Agreement and the Amendment.

(nn)    “Transfer” means any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, entry into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership (whether to be settled by delivery of the Purchased Shares, in cash or otherwise) or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors whether voluntary or by operation of law, directly or indirectly, of any Purchased Shares.

(oo)    “Vested Warrant Shares” means the shares of Common Stock into which the Warrant shall vest and for which the Warrant shall become exercisable.

(pp)    “Voting Stock” of the Company as of any date means the shares of capital stock of the Company that is at the time entitled to vote in the election of the Board of Directors of the Company.

(qq)    “Warrant” means the common stock purchase warrant, dated the date hereof, issued to the EA, providing for the purchase at a purchase price per share of $8.76 of up to 960,677 Warrant Shares, attached as Exhibit C hereto.

(rr)     “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant.

ARTICLE II

ISSUANCE OF THE PURCHASED SHARES

Section 2.1     Share Purchase. Upon the terms and subject to the conditions set forth in this Agreement, Farids hereby agrees to purchase, and the Company hereby agrees to issue and sell to Farids, at the Closing (as defined below), the Purchased Shares (the “Share Purchase”), in consideration of the payment by Farids to the Company of $999,998.68 (the “Purchase Price”) and Farids assistance in developing the strategic alliance contemplated hereby. The Purchase Price shall be paid by Farids by the Company by wire transfer of immediately available funds, to one or more bank accounts designated in writing by the Company, on the Closing Date (as defined below).

Section 2.2     Closing. The closing of the Share Purchase (the “Closing”) shall take place at the offices of Perkins Coie LLP, 1900 Sixteenth Street Suite 1400, Denver, Colorado 80202, at 11:00 a.m. Mountain Time or before 90 days after the date hereof (such , the “Closing Date”).

Section 2.3     Transactions to be Effected At or Prior to the Closing. At or prior to the Closing, the transactions below shall take place (except (i) to the extent such day is not a business day, (ii) the transactions set forth in clauses (a) through (e) below shall take place on or prior to the date hereof and (iii) the transactions set forth in clauses (f) through (h) shall take place as promptly as practicable on or after the date hereof, but in no event later than the Closing Date):

(a)     The Board of Directors shall have taken all necessary action related to the nomination of TF for election to the Board of Directors at the Company’s annual meeting of stockholders to be held on January 9, 2020 (the “Annual Meeting”), provided that the mailing and filing of proxy materials reflecting the nomination of TF to the Board of Directors shall be completed no later than two (2) business days following the date hereof.

(b)     The Company and Farids shall execute and deliver this Agreement.

(c)     The Company and EA shall execute and deliver the Exclusive Supplier Operating Agreement and, in consideration of EA entering into the Exclusive Supplier Operating Agreement and the performance of EA’s obligations therein, the Company shall issue the Warrant to EA. Each of the Exclusive Supplier Operating Agreement and the Warrant is effective as of the date hereof in accordance with the terms of such document.

(d)     The Company and TF shall execute and deliver the Indemnification Agreement.

(e)     The Company and Computershare Trust Company, N.A. shall execute and deliver the Amendment.

(f)     The Company shall receive the approval of Nasdaq with respect to the supplemental listing of the Purchased Shares and the reservation for issuance on the Nasdaq Global Market of the Warrant Shares.

(g)     The Company shall issue to Farids the Purchased Shares in electronic book-entry form.

(h)     The Company shall deliver to Farids the irrevocable letter of instructions addressed to the Company’s transfer agent, relating to the issuance of the Purchased Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1     Representations and Warranties of the Company.

The Company represents and warrants to each of Farids and EA as of the date hereof and as of the Closing Date that:

(a)     Existence and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all power and authority, corporate and otherwise, and all governmental licenses, franchises, permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on the business as presently conducted and as proposed to be conducted, except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole (a “Company Material Adverse Effect”).

(b)     Capitalization. The authorized capital stock of the Company consists of (i) 46,000,000 shares of Common Stock and (ii) 250,000,000 shares of preferred stock, $0.001 par value per share (the “Preferred Stock”), of which 50,000 shares are designated as “Series A Junior Participating Preferred Stock”. As of December 19, 2019, there were 6,004,229 shares of Common Stock issued and outstanding and no shares of Preferred Stock outstanding. As of December 19, 2019, no shares of Common Stock or Preferred Stock were reserved for issuance, except for an aggregate of 258,888 shares of Common Stock reserved for issuance upon the exercise of outstanding stock options and the settlement of restricted stock units issued under the Company’s equity incentive plans and stock incentive plans. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

(c)     Authority; Approvals. The Company has full corporate power and authority to execute and deliver each of the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery of each of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Purchased Shares, the Warrant and the underlying Warrant Shares, have been duly and validly approved by all necessary corporate action of the Company, and no other corporate and no shareholder proceedings on the part of the Company are necessary to approve such Transaction Documents or to consummate the transactions contemplated thereby. The Board of Directors has taken all actions so that the restrictions contained in Section 203 of the Delaware General Corporation Law, as amended (the “DGCL”), applicable to a “business combination” (as defined in Section 203 of the DGCL) do not and will not apply to the execution, delivery or performance of any Transaction Document and the transactions contemplated hereby and thereby. Each of the Transaction Documents to which it is a party has been duly and validly executed and delivered by the Company and (assuming due execution and delivery by Farids and EA, as applicable) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally (collectively, the “Enforceability Exceptions”).

(d)     Non-Contravention. The execution, delivery and performance of the Transaction Documents to which it is a party, and the consummation by the Company of the transactions contemplated hereby and thereby, does not and will not (i) contravene or conflict with the Certificate of Incorporation or the Bylaws, (ii) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon the Company, (iii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation or acceleration of any material contract or other instrument or obligations binding upon the Company or by which any shares of the Common Stock or the Preferred Stock or any of the Company’s assets is or may be bound or (iv) result in the creation or imposition of any Lien on any of the shares of Common Stock or Preferred Stock or any of the Company’s assets.

(e)     Consents and Approvals. Assuming the accuracy of the representations and warranties of each of Farids and EA as set forth in this Agreement and EA as set forth in the Exclusive Supplier Operating Agreement, as of the Closing Date, no consents or approvals of, or filings or registrations with, any federal, state or local court, governmental, legislative, judicial, administrative or regulatory authority, agency, commission, body or other governmental entity or self-regulatory organization (each, a “Governmental Entity”) or of or with any other third party by or on behalf of the Company or any of its Subsidiaries are necessary for the execution and delivery by the Company of any Transaction Document to which it is a party and the consummation by the Company of the transactions contemplated thereby, except for (A) those already obtained or made, (B) the filing of any Eligible Registration Statement with the Commission pursuant to Article VI, (C) the supplemental listing application to Nasdaq with respect to the supplemental listing of the Purchased Shares and the reservation for issuance on the Nasdaq Global Market of the Warrant Shares and (D) any securities or “blue sky” filings of any state. The transactions contemplated by the Transaction Documents do not require the consent or approval by the holders of a majority of the outstanding shares of Common Stock pursuant to Nasdaq Listing Rule 5635.

(f)     Valid Issuance of Purchased Shares. As of the Purchase Date, the Purchased Shares shall be, and the Warrant Shares, when issued and delivered to EA in accordance with the terms of the Warrant will be, validly issued, fully paid, non-assessable and free of preemptive rights and will be delivered free and clear of all Liens. Except for the transactions contemplated in the Transaction Documents, the issuance and delivery of the Purchased Shares and the Warrant does and will not cause the vesting of any securities of the Company to accelerate, or trigger or create in any Person the right to acquire, purchase, exercise, exchange or convert any securities of the Company into Common Stock.

(g)     SEC Filings; Financial Statements. All forms, reports, schedules, statements and documents required to be filed with the SEC by the Company (including all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein, the “SEC Reports”) during the twelve (12) months prior to the date hereof were prepared in accordance and complied as of their respective filing dates, in all material respects, with the requirements of the Securities Act and Exchange Act and the rules promulgated thereunder and did not at the time they were filed (or if amended or superseded by a later filing prior to the date hereof, then on the date of such later filing) contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as otherwise disclosed in an SEC Report, each of the audited and unaudited consolidated financial statements (including, in each case, any related notes and schedules thereto) contained in the SEC Reports (or if amended or superseded by a later filing prior to the date hereof, then on the date of such later filing) (i) complied in all material respects with applicable accounting requirements and the published regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP (except, in the case of unaudited financial statements, to the extent otherwise permitted by the rules and regulations of the SEC) applied on a consistent basis throughout the periods involved (except as may be indicated therein or as described in the notes thereto) and (iii) fairly present in all material respects the financial position of the Company as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (subject in the case of unaudited financial statements to normal year-end adjustments and to any other adjustments described therein, including the notes thereto). Other that certain non-recurring expenses, no material adverse changes have occurred in the financial condition or business of the Company since the date of the most recent financial statement included in the SEC reports.

(h)     Application to Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, fair price, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, the Bylaws or the laws of its jurisdiction of incorporation that is or could become applicable to the Farids Group or any Person in the Farids Group as a result of Farids, EA and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Purchased Shares, the Warrants and the underlying Warrant Shares and the ownership of such securities by the Farids Group or any Person in the Farids Group.

Section 3.2     Representations and Warranties of Farids and EA.

Each of Farids and EA, severally with respect to itself and not jointly, hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date that:

(a)     Existence and Power. Farids is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Farids has all power and authority, limited liability company and otherwise, and all governmental licenses, franchises, permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on the business as presently conducted and as proposed to be conducted, except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of Farids and its subsidiaries, taken as a whole. EA is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. EA has all power and authority, limited liability company and otherwise, and all governmental licenses, franchises, permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on the business as presently conducted and as proposed to be conducted, except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of EA and its subsidiaries, taken as a whole.

(b)     Authorization; Approvals. Each of Farids and EA has full power and authority to execute and deliver each of the Transaction Documents to which it is party, as applicable, and to consummate the transactions contemplated thereby and the consummation by Farids and EA of the transactions contemplated thereby have been duly and validly approved by all necessary limited liability company action of each of Farids and EA, and no other limited liability company and no member proceedings on the part of either Farids or EA are necessary to approve such Transaction Documents or to consummate the transactions contemplated thereby. Each of the Transaction Documents that has been executed and delivered by Farids or EA (assuming due authorization, execution and delivery by the Company), as applicable, constitutes a valid and binding obligation of Farids or EA, as applicable, enforceable against Farids or EA, as applicable, in accordance with its terms, subject to Enforceability Exceptions.

(c)     Non-Contravention. The execution, delivery and performance of the Transaction Documents and the consummation by Farids and EA of the transactions contemplated hereby and thereby, does not and will not (i) contravene or conflict with (A) Farids’ certificate of formation or operating agreement or (B) EA’s certificate of formation or operating agreement, (ii) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon EA or Farids, (iii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation or acceleration of any material contract or other instrument or obligations binding upon Farids or by which any shares of the capital stock of Farids or EA or EA or any of Farids’ or EA’s assets is or may be bound or (iv) result in the creation or imposition of any Lien on any of the shares of capital stock of Farids or EA any of Farids’ or EA’s assets.

(d)     Consents and Approvals. Assuming the accuracy of the representations and warranties of the Company as set forth in this Agreement and the Exclusive Supplier Operating Agreement, as of the Closing Date, no consents or approvals of, or filings or registrations with, any Governmental Entity or of or with any other third party by or on behalf of Farids or EA is necessary for the execution and delivery by Farids and EA, as applicable, of the Transaction Documents and the consummation by Farids and EA, as applicable, of the transactions contemplated thereby.

(e)     Ownership of the Company; Control of EA. Except for the transactions contemplated in the Transaction Documents, none of Farids or any of its Affiliates holds or has any rights to acquire, whether directly or indirectly, any Common Stock or any other voting or equity securities of the Company, or any securities convertible into, exchangeable for or exercisable for Common Stock or any other voting or equity securities of the Company. EA is controlled by Farids.

(f)     Accredited Investor; Experience. Farids is an “accredited investor” (as defined in Rule 501 under the Securities Act) and is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

(g)     Acquisition for Own Account. Farids is acquiring the Purchased Shares for its own account for investment purposes, and not with a view to, or for the sale in connection with, any distribution thereof in violation of the Securities Act, and the rules and regulations of the SEC promulgated thereunder, or that would require the issuance of the Purchased Shares pursuant to this Agreement to be registered under the Securities Act.

(h)     No Reliance. Farids has relied upon the representations and warranties set forth herein and its own investigations and diligence, including a review of the Company’s annual, quarterly and current reports and other documents filed with or furnished to the SEC, and not upon any other information provided by or on behalf of the Company in making the decision to purchase the Purchased Shares. Farids understands and acknowledges that neither the Company nor any of the Company’s representatives, agents or attorneys is making or has made at any time any warranties or representations of any kind or character, express or implied, with respect to any matter or the Common Stock, except as expressly set forth herein.

ARTICLE IV

BOARD NOMINATION RIGHTS

Section 4.1     Springing Nomination Right. Subject to, and only upon the satisfaction of the conditions set forth in, this Section 4.1 and Section 4.5, (i) the Farids Group shall have the right to designate TF or, in the event of the death or permanent disability of TF, another individual that is reasonably acceptable to the Company to be a director of the Company (TF or its designee in such capacity, the “Director Designee”), and (ii) the Company shall cause the Director Designee to be nominated as a director of the Company unless and until such Director Designee is unwilling or unable to serve as a director. The rights and obligations of the Farids Group and the Company (including, without limitation, the right of the Farids Group to appoint the Director Designee and the obligation of the Company to cause the Director Designee to be nominated for election to the Board of Directors (other than with respect to the Annual Meeting)) set forth in this Article IV shall only be effective immediately after, and only upon, the date the Farids Group owns 5.0% or more of the issued and outstanding Common Stock. Subject to, and only upon the satisfaction of the conditions set forth in, this Section 4.1 and Section 4.5, it is understood and agreed that in the event that a vacancy is created at any time as a result of (i) the death or permanent disability of any Director Designee or (ii) the retirement, resignation or removal (with or without cause) of any Director Designee other than TF, then the Farids Group shall have the right to designate a replacement director (who shall be reasonably acceptable to the Company and shall satisfy the eligibility requirements in Section 4.3) to fill such vacancy.

Section 4.2     Obligations of the Company.

(a)     Nomination; Insurance. On or prior to the date of this Agreement or TF’s election to the Board of Directors at the Annual Meeting, as applicable, the Company shall have (x) nominated TF for election to the Board of Directors at the Annual Meeting, (y) entered into an Indemnification Agreement with TF as the Director Designee and (z) taken all necessary action for TF to be covered by the Company’s existing directors’ liability insurance policy.

(b)     Nomination. Subject to, and only upon the satisfaction of the conditions set forth in, this Section 4.1 and Section 4.5, the Company shall cause the Director Designee to be (x) nominated for election to the Board of Directors and included in the Board of Director’s slate of nominees recommended to the shareholders of the Company for each election of directors, and recommend to the shareholders of the Company that the Director Designee be elected to the Board of Directors and (y) included in the proxy statement (if any) prepared by management of the Company in connection with soliciting proxies for every meeting of the shareholders of the Company called with respect to the election of members of the Board of Directors, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of the Company or the Board of Directors with respect to the election of members of the Board of Directors. When applicable pursuant to Section 4.1 and Section 4.5, the Company shall use its commercially reasonable efforts to cause the election of the Director Designee and otherwise support the Director Designee for election in a manner no less rigorous and favorable than the manner in which the Company supports, and has historically supported, its other nominees in the aggregate. Except as otherwise required by applicable Law, the Company shall not take any action to cause the removal without cause of the Director Designee, unless it is directed to do so by the Farids Group.

Section 4.3     Eligibility of Director Designee. Notwithstanding the other provisions of this Article IV, the Company shall not be obligated to cause to be nominated for election to the Board of Directors (or to be included in the Board of Directors’ slate of nominees to the Company’s stockholders or any proxy statement prepared by management of the Company in connection with soliciting proxies for meetings of the stockholders of the Company called with respect to the election of members of the Board of Directors) or recommend to the Company’s stockholders the election of the Director Designee in the event that (i) the Director Designee fails to satisfy all applicable requirements (other than those relating to independence) regarding qualifying as a director of the Company under (A) Nasdaq rules (or the rules of the principal market on which shares of Common Stock are then listed) regarding service as a director and (B) applicable Law; (ii) the Director Designee has been involved in any of the events enumerated in Item 2(d) or (e) of Schedule 13D under the Exchange Act, (iii) the Director Designee is currently the target of an investigation by any governmental authority or agency relating to felonious criminal activity or is subject to any order, decree, or judgment of any court or agency prohibiting service as a director of any public company or providing investment or financial advisory services or (iv) the Director Designee has declared or otherwise indicated (whether publicly or to the Company or the Board of Directors) that she or he is unwilling or unable to serve as a director or otherwise takes actions inconsistent with her or his election. If any event described in clause (i) through (iv) of the preceding sentence occurs, (x) if the Director Designee is TF, then the Farids Group shall forfeit its rights under this Agreement to designate the Director Designee as a member of the Board of Director and shall not have any right to a replacement designee and (y) if the Director Designee is an individual other than TF, then the TF Group shall designate a replacement designee who shall be reasonably acceptable to the Company and shall satisfy the eligibility requirements set forth in this Section 4.3 and such replacement designee shall thereafter constitute a “Director Designee” under this Agreement. The Company shall promptly notify the Farids Group in writing of any objection to the Director Designee in advance of the date on which proxy materials are mailed by the Company in connection with such election of directors.

Section 4.4     Resignation. If Farids’ Nomination Right set forth in this Article IV is currently applicable and is terminated pursuant to Section 4.5, at the request of the Company, the Director Designee shall offer to resign as a director effective immediately.

Section 4.5     Termination. Subject to Section 4.1, the rights and obligations of the Farids Group and the Company (including, without limitation, the right of the Farids Group to appoint the Director Designee and the obligation of the Company to cause the Director Designee to be nominated for election to the Board of Directors) set forth in this Article IV (if applicable, the “Nomination Right”) shall terminate immediately after the date the Farids Group owns less than 5.0% of the issued and outstanding Common Stock of the Company, and the Director Designee shall no longer be deemed to be a “Director Designee”; provided further, that, even if the Farids Group owns 5.0% or more of the issued and outstanding Common Stock, such rights and obligations shall terminate on the earliest to occur of: (A) for purposes of determining the Nomination Right for the third Contract Year (as defined in the Exclusive Supplier Operating Agreement), the EA Revenue (as defined in the Warrant) for the second Contract Year is less than $[**], (B) for purposes of determining the Nomination Right for the fourth Contract Year, the EA Revenue for the third Contract Year is less than $[**]; (C) for purposes of determining the Nomination Right for the fifth Contract Year, the EA Revenue for the fourth Contract Year is less than $[**]; or (D) for purposes of determining the Nomination Right for the 12-month period following the fifth Contract Year, the EA Revenue for the fifth Contract Year is less than $[**].

ARTICLE V

RESTRICTIONS ON TRANSFER

Section 5.1     Restrictions on Transfer.

(a)     Until the second anniversary of the Closing Date, the Farids Group agrees not to make any Transfer of all or any portion of the Purchased Shares, except that the Farids Group shall be permitted to make Permitted Transfers.

(b)     Notwithstanding anything to the contrary in this Agreement, the Farids Group agrees that it will not effect any Transfer of Purchased Shares unless such Transfer is made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and, in either case, in compliance with all applicable state securities laws and all applicable securities laws of any other jurisdiction. The Company agrees, and the Farids Group understands and consents, that the Company will not take any action to cause or permit the Transfer of any Purchased Shares to be made on its books (or on any register of securities maintained on its behalf) unless the Transfer is permitted by and has been made in accordance with the terms of this Agreement and all applicable securities laws. The Farids Group agrees that in connection with any Transfer of Purchased Shares that is not made pursuant to a registration statement, the Company may, in its sole discretion, request an opinion, certifications and other information in form and substance reasonably satisfactory to the Company and from counsel reasonably satisfactory to the Company stating that such transaction is exempt from registration under the Securities Act.

(c)     The Purchased Shares shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws) or if held in electronic form, shall be held in an account by the Company’s stock transfer agent subject to restrictions on Transfer substantially consistent with the following legend, which shall be furnished in accordance with applicable Law:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING ANY SUCH TRANSACTION OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, SUBJECT TO THE COMPANY’S RIGHT TO RECEIVE AN OPINION OF COUNSEL, CERTIFICATIONS AND OTHER INFORMATION IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND FROM COUNSEL REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STRATEGIC ALLIANCE AGREEMENT DATED AS OF DECEMBER 20, 2019, AMONG FARIDS & CO. LLC, EDIBLE ARRANGEMENTS, LLC AND THE COMPANY (AS THE SAME MAY BE AMENDED AND IN EFFECT FROM TIME TO TIME). NO SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STRATEGIC ALLIANCE AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d)     The Farids Group acknowledges and agrees that any Transfer of the limited liability company interests, partnership interests, shares or other similar equity interests in any member of the Farids Group or a parent entity of such member will be deemed to constitute a Transfer of Purchased Shares, and any proposed Transfer of all or any portion of any such interests in any member of the Farids Group or a parent entity of such member shall be subject to compliance with the terms of this Agreement as such terms apply to the Farids Group.

(e)     The Company acknowledges and agrees that the Farids Group may from time to time pledge, and/or grant a security interest in, some or all of the legended Purchased Shares in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Farids Group transferee of the pledge. No notice shall be required of such pledge, but the Farids Group’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure. The Farids Group acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Purchased Shares or for any agreement, understanding or arrangement between the Farids Group and its pledgee or secured party. At the Farids Group’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Purchased Shares may reasonably request in connection with a pledge or transfer of the Purchased Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(f)     The legend set forth in Section 5.1(c) above shall be removed and the Company shall issue one or more certificates without such legend or any other legend to the holder of the Purchased Shares upon which it is stamped or issue to such holder by electronic delivery, if (i) such Purchased Shares are registered for resale under the Securities Act, (ii) such Purchased Shares are sold or transferred pursuant to Rule 144, or (iii) such Purchased Shares are eligible for resale under the Securities Act without regard to current public information, manner of sale or volume limitations. Any fees (with respect to the Company’s transfer agent, Company counsel or otherwise) associated with the removal of such legend shall be borne by the Company.

Section 5.2     Remedy for Prohibited Transfer. In the event that any member of the Farids Group Transfers any Purchased Shares in contravention of Section 5.1, such Transfer shall be null and void, and the Company agrees it will not take any action to effect such a Transfer nor will it treat any alleged transferee as the holder of such Purchased Shares.

ARTICLE VI

REGISTRATION RIGHTS

Section 6.1     Demand Registration.

(a)     If the Company shall receive a written request (a “Demand Request”) from the Farids Group that the Company file a registration statement under the Securities Act covering the registration of all or a portion of the Registrable Securities owned by the Farids Group, then the Company shall, subject to the limitations of this Section 6.1, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities in accordance with the intended method of distribution thereof that the Farids Group requests to be registered, subject to the provisions of Section 6.1(c); provided, however, that any Eligible Resale Registration Statement shall be filed within 90 days following receipt of such Demand Request and any Resale Shelf Registration Statement shall be filed within 30 days following receipt of such Demand Request, as applicable. The Farids Group shall have the right to make two (2) Demand Requests on or after the date that is the second anniversary of the date of this Agreement; provided, that the Farids Group shall not make more than one (1) Demand Request within any six-month period.

(b)     If the Farids Group intends to distribute the Registrable Securities covered by its request by means of an underwritten public offering, it shall so advise the Company as a part of their request made pursuant to this Section 6.1. The Farids Group shall have the right to select the investment bank or banks and managers to administer any offering made in connection with a Demand Request, including the lead managing underwriter; provided that such investment banks or managers shall be reasonably acceptable to the Company; provided, further, that if the Farids Group declines to exercise such right, the Company shall select the investment bank or banks and managers to administer the offering, but the Farids Group shall continue to have such right pursuant to this Section 6.1(b) in any subsequent underwritten public offering.

(c)     Notwithstanding anything herein to the contrary, the Company shall not be obligated to (i) effect a registration pursuant to Section 6.1 unless the Registrable Securities requested to be registered by the Farids Group, together with all other shares of Common Stock requested to be registered by any other holder of piggyback registration rights (each, an “Other Piggyback Holder”) pursuant to any agreement containing similar registration rights as those contained in this Article VI (such other shares, the “Other Registrable Securities”), are reasonably expected to result in aggregate gross cash proceeds in excess of (x) in the case of a Resale Shelf Registration Statement, three (3) million dollars ($3,000,000) and (y) in the case of any other form of registration statement, one (1) million dollars ($1,000,000) or (ii) prepare, file, effect or maintain a shelf registration statement on Form S-3 (or any successor to Form S-3) or any similar shelf registration statement (other than a Resale Shelf Registration Statement) under the Securities Act for the purposes of compliance with any Demand Right pursuant to this Section 6.1.

Section 6.2     Piggyback Registrations.

(a)     From and after the second anniversary of the date of this Agreement, the Company shall notify the Farids Group (unless the Farids Group has demanded such registration pursuant to Section 6.1) in writing at least five (5) business days prior to the initial public filing of any Eligible Registration Statement. Such notice from the Company shall state the intended method of distribution of the Registrable Securities included in such Eligible Registration Statement. The Company shall afford the Farids Group the opportunity to include Registrable Securities in such Eligible Registration Statement so long as it agrees to sell its Registrable Securities pursuant to the same method of distribution. If the Farids Group desires to include Registrable Securities held by it in any such Eligible Registration Statement, it shall, within four (4) business days after the above-described notice from the Company, so notify the Company in writing. Any such notice from the Farids Group shall (i) specify the amount of Registrable Securities that the Farids Group would like to include in such Eligible Registration Statement and (ii) include the agreement of the Farids Group to participate in any related underwritten offering on the same terms as the other participating Holders. Upon such written notice from the Farids Group, the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Farids Group has requested to be registered. If the Farids Group decides not to or is unable to include all of its Registrable Securities in any Eligible Registration Statement filed by the Company, the Farids Group shall nevertheless continue to have the right to include Registrable Securities in any subsequent Eligible Registration Statement as may be filed by the Company, all upon the terms and conditions set forth herein. Prior to the effectiveness of the applicable Eligible Registration Statement, the Farids Group may withdraw from such Eligible Registration Statement any of the Registrable Securities at any time upon written notice to the Company.

(b)     Underwriting. If the Eligible Registration Statement under which the Company gives notice under this Section 6.2 is for an underwritten offering, the Company shall so advise the Farids Group. In such event, the right of the Farids Group to be included in an Eligible Registration Statement pursuant to this Section 6.2 shall be conditioned upon the Farids Group’s participation in such underwriting by executing and delivering a custody agreement and power of attorney in form and substance reasonably satisfactory to the Company with respect to such Registrable Securities (the “Custody Agreement and Power of Attorney”), which Custody Agreement and Power of Attorney shall permit the Farids Group to, prior to the effectiveness of such Eligible Registration Statement, withdraw any of the Registrable Securities at any time from such Eligible Registration Statement upon written notice to the Company and the custodian. The Custody Agreement and Power of Attorney will provide, among other things, that (i) the Farids Group will, to the extent applicable, deliver to and deposit in custody with the custodian and attorney-in-fact named therein one or more certificates representing such Registrable Securities, accompanied by duly executed stock powers in blank, and irrevocably appoint said custodian and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Farids Group’s behalf with respect to the matters specified therein, including, but not limited to, the entry into an underwriting agreement (the “Underwriting Agreement”“) in customary form with the underwriter(s) and such other documents and agreements reasonably required in connection with such registration or offering and (ii) the Farids Group will perform its obligations under such Underwriting Agreement and any other agreement entered into in connection with such registration and/or offering. The Farids Group also agrees to execute such other documents and agreements as the Company may reasonably request to effect the provisions of this Section 6.2 and any transactions contemplated hereby.

Section 6.3     Priority on Registrations. Notwithstanding any other provision of this Article VI, if the lead managing underwriter or underwriters advise, in the case of a requested registration pursuant to Section 6.1, the Farids Group or, in all other cases, the Company that marketing factors (including, but not limited to, an adverse effect on the per share offering price) require a limitation of the number of shares to be included in an underwritten offering (including Registrable Securities), then the Farids Group or the Company, as the case may be, shall so advise all holders of Registrable Securities and all Other Piggyback Holders who have requested to participate in such offering, that (i) if the requested registration is pursuant to Section 6.1, the number of shares that may be included in the underwriting shall be allocated first to the Farids Group for its own account, and second to the Company (to the extent it is selling shares of Common Stock in such offering) and the Other Piggyback Holders who have duly requested shares to be included therein on a pro rata basis based on the number of shares proposed to be sold by the Company and the number of Other Registrable Securities requested to be included by such Other Piggyback Holders, and (ii) if the requested registration is not pursuant to Section 6.1, the number of shares that may be included in the underwriting shall be allocated first to the Company for its own account (to the extent such registration was initiated by the Company) or to such Holder of Other Registrable Securities who demanded such registration pursuant to demand rights similar to those set forth in this Agreement, and second to the Company (to the extent such registration was not initiated by the Company), the Farids Group and the Other Piggyback Holders who have duly requested shares to be included therein on a pro rata basis based on the number of shares proposed to be sold by the Company (to the extent such registration was not initiated by the Company), the number of Registrable Securities requested to be included by the Farids Group and the number of Other Registrable Securities requested to be included by all such Other Piggyback Holders. For any Other Piggyback Holder which is a partnership, limited liability company or corporation, the partners, members or shareholders, as applicable, of such Other Piggyback Holder and the estates and Family Members of any such partners, members and shareholders and any trusts for the benefit of any of the foregoing Person(s) shall be deemed to be a single “Other Piggyback Holder,” and any pro rata reduction with respect to such “Other Piggyback Holder” pursuant to this Section 6.3 shall be based upon the aggregate amount of shares carrying registration rights owned by all Persons deemed to constitute such “Other Piggyback Holder” (as defined in this sentence).

Section 6.4     Termination, Effectiveness, Postponement and Suspension of Registration.

(a)     Right to Terminate Registration. If the Farids Group determines for any reason not to proceed with any proposed registration requested pursuant to Section 6.1, the Farids Group shall promptly notify the Company in writing. Upon receipt of such notice, the Company shall withdraw or terminate such registration whether or not any Other Piggyback Holder has elected to include any Other Registrable Securities in such registration. In addition, the Company shall have the right to withdraw or terminate any proposed registration initiated by it and a Holder of Other Registrable Securities shall have the right to withdraw or terminate any proposed registration initiated by it, whether or not the Farids Group or any Other Piggyback Holder has elected to include Registrable Securities or Other Registrable Securities, as the case may be, in such registration. The Company shall promptly give notice of the withdrawal or termination of any registration to the Farids Group, to the extent the Farids Group has elected to participate in such registration. The Registration Expenses of any such withdrawn or terminated registration shall be borne by the Company in accordance with Section 6.5.

(b)     Effectiveness of the Registration Statement. The Company shall maintain the effectiveness of the Eligible Registration Statement until the earlier of (i) the date on which all Registrable Securities included in such Eligible Registration Statement have actually been sold and (ii) the date that is (x) 180 days (in respect of a Resale Shelf Registration Statement) or (y) 90 days (in respect of any Eligible Registration Statement other than a Resale Shelf Registration Statement) from the effective date of such Eligible Registration Statement.

(c)     Postponement or Suspension of Registration. If the filing, initial effectiveness or continued use of an Eligible Registration Statement in respect of a registration pursuant to this Agreement at any time would require the Company to make a public disclosure of material non-public information, (1) which disclosure in the good faith judgment of the Board of Directors (after consultation with external legal counsel) (x) would be required to be made in any registration statement so that such registration statement would not contain a material misstatement or omission, (y) would not be required by applicable Law to be made at such time but for the filing, effectiveness or continued use of such Eligible Registration Statement and (z) would reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on the Company’s ability to effect a material proposed acquisition, disposition, financing, business opportunity, reorganization, recapitalization or similar transaction or (2) during a customary “blackout” period of the Company, then the Company may, upon giving prompt written notice of such determination to the Farids Group, delay the filing or initial effectiveness of, or suspend the use of, such Eligible Registration Statement; provided, that the Company shall not be permitted to do so pursuant to clause (1) above (x) more than two times during any twelve (12) month period or (y) for a period exceeding thirty (30) days on any one occasion (unless a longer period is consented to by the Farids Group) (the “Suspension Period”). In the event the Company exercises its rights under the preceding sentence, the Farids Group agrees to suspend, promptly upon its receipt of the notice referred to above, its use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. If so requested by the Company, the Farids Group shall use its reasonable best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the Farids Group’s possession, of the prospectus relating to such Registrable Securities at the time of receipt of such notice. The Company agrees that, in the event it exercises its rights under this Section 6.4(c), it shall (i) promptly notify the Farids Group of the termination or expiration of any Suspension Period, (ii) within thirty (30) days after delivery of the notice referred to above (unless a longer period is consented to by the Farids Group), resume the process of filing or request for effectiveness, or update the suspended registration statement, as the case may be, as may be necessary to permit the Farids Group to offer and sell its Registrable Securities in accordance with applicable Law and (iii) if an Eligible Registration Statement that was already effective had been suspended as result of the exercise of such rights by the Company, promptly notify the Farids Group after the termination or expiration of any Suspension Period of the applicable time period during which the Eligible Registration Statement is to remain effective, which shall be extended by a period of time equal to the duration of the Suspension Period.

Section 6.5     Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under Sections 6.1 and 6.2 shall be borne by the Company. All underwriting fees and selling commissions relating to the distribution of the Registrable Securities and all taxes, if any, on the transfer and sale, respectively, of the Registrable Securities being sold that are incurred in connection with any registrations hereunder shall be borne by the Farids Group. For the avoidance of doubt, all underwriting fees, selling commissions and taxes incurred in connection with any registration hereunder relating to securities sold by the Company shall be borne by the Company.

Section 6.6     Obligations of the Company. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 6.1 and 6.2 (to the extent the Farids Group has requested to include Registrable Securities in an Eligible Registration Statement pursuant to clause (a) of such Section 6.1 or 6.2, as the case may be), the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as reasonably possible:

(a)     Prepare and file with the SEC an Eligible Registration Statement on such form as shall be available for the sale of the Registrable Securities by the Farids Group in accordance with the intended method of distribution thereof and the provisions of this Article VI, and use its reasonable best efforts to cause each such Eligible Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing any Eligible Registration Statement or Prospectus or any amendments or supplements thereto (not including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall afford the Farids Group, its counsel and the managing underwriter, if any, an opportunity to review copies of all such documents proposed to be filed. The Company shall not file any Eligible Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Farids Group has a right to review prior to the filing of such document, if the Farids Group, its counsel or the managing underwriter, if any, shall reasonably object, in writing, on a timely basis.

(b)     Prepare and file with the SEC such amendments and post-effective amendments to each Eligible Registration Statement as may be necessary to keep such Eligible Registration Statement continuously effective for the effectiveness period; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Eligible Registration Statement as so amended or in such Prospectus as so supplemented.

(c)     Notify the Farids Group, its counsel and the managing underwriter, if any, promptly (but in any event within 10 business days), and confirm such notice in writing, (i) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to an Eligible Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that the Farids Group may, upon request, obtain, without charge, one conformed copy of such Eligible Registration Statement or post-effective amendment including financial statements and schedules, all documents incorporated or deemed to be incorporated by reference and all exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Eligible Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Eligible Registrable Securities the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 6.6(k) below cease to be true and correct in all material respects, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of an Eligible Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event that makes any statement made in such Eligible Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Eligible Registration Statement, Prospectus or documents so that, in the case of such Eligible Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the Company’s reasonable determination that a post-effective amendment to an Eligible Registration Statement would be appropriate.

(d)     Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of an Eligible Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment.

(e)     If requested by the managing underwriter, if any, or the Farids Group, (i) promptly incorporate in a post-effective amendment such information as the managing underwriter, if any, or the Farids Group reasonably requests to be included therein to comply with applicable Law, (ii) make all required filings of such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such post-effective amendment, and (iii) supplement or make amendments to such Eligible Registration Statement; provided, however, that the Company shall not be required to take any actions under this Section 6.6(e) that are not, in the opinion of counsel for the Company, in compliance with applicable Law.

(f)     Furnish to the Farids Group and each managing underwriter, if any, without charge, one conformed copy of the Eligible Registration Statement or Statements and each post-effective amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

(g)     Deliver to the Farids Group, its counsel and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Farids Group and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and an amendment or supplement thereto.

(h)     Prior to any public offering of Registrable Securities, to use its reasonable best efforts to register or qualify, and cooperate with the Farids Group, the underwriters, if any, the sales agent and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as the Farids Group or the managing underwriter, if any, reasonably request in writing; use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period during which the related Eligible Registration Statement is required to be kept effective and use its reasonable best efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Eligible Registration Statement; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified or (B) take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject.

(i)     Upon the occurrence of any event contemplated by clause (v) or (vi) of Section 6.6(c) above, as promptly as practicable prepare a supplement or post-effective amendment to the Eligible Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j)     Enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriter in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, (i) make such customary representations and warranties to the underwriters, with respect to the business of the Company and its subsidiaries, and the Eligible Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions shall be reasonably satisfactory (in form, scope and substance) to the managing underwriter), addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the underwriters; and (iii) obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Eligible Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

(k)     Use its reasonable best efforts to cause all Registrable Securities covered by such Eligible Registration Statement to be listed on each securities exchange on which the Common Stock is then listed.

(l)     Comply with all applicable rules and regulations of the SEC and make generally available to its security-holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effectiveness date of an Eligible Registration Statement, which statements shall cover said 12-month periods.

Section 6.7     Delay of Registration; Furnishing Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 6.1 or 6.2 that the Farids Group shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of distribution of such securities as required by Section 6.12 or as otherwise reasonably requested by the Company.

Section 6.8     Indemnification. In the event any Registrable Securities are included in an Eligible Registration Statement under Section 6.1 or 6.2:

(a)     To the fullest extent permitted by law, the Company will indemnify and hold harmless the Farids Group, the partners, members, directors and officers of any member of the Farids Group, any underwriter (as defined in the Securities Act), the directors and officers of such underwriter, and each person, if any, who controls any member of the Farids Group or such underwriter within the meaning of the Securities Act or the Exchange Act (collectively, the “Non-Company Indemnified Parties”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or suits, actions or proceedings in respect thereof) and reasonable documented expenses that arise out of or are based upon any of the following statements, omissions or violations by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such Eligible Registration Statement or incorporated by reference therein, including any preliminary prospectus, final prospectus or summary prospectus contained therein or any amendments or supplements thereto or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or related document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein (in the case of an Eligible Registration Statement only), or necessary to make the statements therein not misleading, in the case of a prospectus, in the light of the circumstances when they were made, or (iii) any violation or alleged violation by the Company or any of its subsidiaries of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal, state, foreign or common law, rule or regulation in connection with the offering covered by such Eligible Registration Statement (collectively, a “Violation”); and the Company will reimburse each such Non-Company Indemnified Party for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, suit, action or proceeding; provided, however, that the indemnity agreement contained in this Section 6.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, suit, action or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned, nor shall the Company be liable in any such case for any such loss, claim, damage, liability, suit, action or proceeding to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such Eligible Registration Statement by such Non-Company Indemnified Party.

(b)     To the fullest extent permitted by law, the Farids Group will, jointly and severally, indemnify and hold harmless the Company, each of its directors, officers, employees, agents, representatives, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter (as defined in the Securities Act), the directors and officers of such underwriter, and each person, if any, who controls such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, employee, agent, representative, controlling person or underwriter may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or suits, actions or proceedings in respect thereof) and reasonable documented expenses that arise out of or are based upon any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in such Eligible Registration Statement or incorporated by reference therein, including any preliminary prospectus, final prospectus or summary prospectus contained therein or any amendments or supplements thereto or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or related document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein (in the case of an Eligible Registration Statement only), or necessary to make the statements therein not misleading, in the case of a prospectus, in the light of the circumstances when they were made, or (iii) any violation or alleged violation by the Company or any of its subsidiaries of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal, state, foreign or common law, rule or regulation in connection with the offering covered by such Eligible Registration Statement (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by the Farids Group expressly for use in connection with such Eligible Registration Statement; and the Farids Group will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent, representative, controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability, suit, action or proceeding if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 6.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, suit, action or proceeding if such settlement is effected without the consent of the Farids Group, which consent shall not be unreasonably withheld, delayed or conditioned; provided, further, that in no event shall any indemnity under this Section 6.8(b) exceed the net proceeds from the offering received by the Farids Group upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)     Promptly after receipt by an indemnified party under paragraph (a) or (b) of this Section 6.8 (an “Indemnified Party”) of written notice of the commencement of any claim, damage, suit, action or proceeding (including any governmental or regulatory investigation) being brought or asserted against it, such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under paragraph (a) or (b) of this Section 6.8 (an “Indemnifying Party”), deliver to the Indemnifying Party a written notice of the commencement thereof; provided, that the failure of the Indemnified Party to deliver written notice to the Indemnifying Party shall not relieve it from any liability it may have under paragraph (a) or (b) of this Section 6.8 except to the extent such failure has materially prejudiced the Indemnifying Party’s ability to defend such action (through the forfeiture of substantive rights or defenses). The Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party who has received a similar notice, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party in such proceeding and shall pay the fees and expenses of such counsel relating to such proceeding, and after notice from the Indemnifying Party to the Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not, except as specified below, be liable to such Indemnified Party under paragraph (a) or (b) above, as the case may be, for any legal expenses of other counsel. In any such proceeding, an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnified Party; provided the Indemnifying Party will pay the reasonable fees and expenses of such counsel if (i) the Indemnifying Party and the Indemnified Party shall have so mutually agreed; (ii) the Indemnifying Party has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Party; (iii) the Indemnified Party shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel that is required to effectively defend against any such proceeding) for all Indemnified Parties, and that all such fees and expenses shall be paid or reimbursed promptly. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld, delayed or conditioned), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify each Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the written consent of the Indemnified Party (which shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party, unless such settlement (x) includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d)     If the indemnification provided for in this Section 6.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable Law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the actions that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering made under such Eligible Registration Statement received by such Holder.

(e)     The parties hereto agree that it would not be just and equitable if contribution pursuant to Section 6.8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)     The obligations of the Company and the Farids Group under this Section 6.8 shall survive completion of any offering of Registrable Securities in an Eligible Registration Statement and the termination of this Agreement.

(g)     The obligations of the parties under this Section 6.8 will be in addition to any liability, without duplication, which any party may otherwise have to any other party.

Section 6.9     “Market Stand-Off” Agreement. The Farids Group hereby agrees that the Farids Group shall not Transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale or other Transfer, any Lock-Up Security held by the Farids Group (other than those included in the registration) for a period specified by the representative(s) of the underwriters of Registrable Securities or any other securities sold in any offering in respect of which the Farids Group received notice from the Company in accordance with Section 6.2, such period not to exceed one hundred and eighty (180) days following the pricing date of any underwritten offering; provided that the Farids Group shall only be required to comply with this Section 6.9 if the Farids Group beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) at least 3.0% or more of the number of shares of Common Stock outstanding at such time. The Company may impose stop transfer instructions with respect to any Lock-Up Security subject to the foregoing restriction until the end of said one hundred and eighty (180) day or shorter period.

Section 6.10     Agreement to Furnish Information. The Farids Group agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the representative(s) of the underwriter(s) that are consistent with the Farids Group’s obligations under Section 6.9 or that are necessary to give further effect thereto. In addition, if requested by the Company or such representative(s), the Farids Group shall provide, to the extent the Farids Group has elected to include Registrable Securities in an Eligible Registration Statement, within one (1) business day of such request, such information relating to itself, the Registrable Securities held by it and the registration and the intended method of distribution of the Registrable Securities as may be reasonably requested by the Company or such representative(s) in connection with the completion of any public offering of Common Stock pursuant to such Eligible Registration Statement. The underwriters of Registrable Securities are intended third party beneficiaries of Sections 6.8 and 6.10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

Section 6.11     Termination. The rights and obligations of the Farids Group set forth in this Article VI (other than those set forth in Sections 6.8 and 6.9) shall terminate on the date that the Farids Group owns less than 3% of the issued and outstanding Common Stock, but in no event earlier than the Expiration Date (as defined in the Warrant).

ARTICLE VII

RIGHT OF FIRST REFUSAL; CHANGE IN CONTROL

Section 7.1       Right of First Offer for 144 Sales.

(a)     Subject to the restrictions set forth in Section 5.1 of this Agreement and Section 2.3 of the Warrant, in the event any member of the Farids Group proposes to Transfer (other than a Permitted Transfer) a Threshold Block, in a transaction or series of related transactions, of Shares in a 144 Sale, the Farids Group shall furnish to the Company a written notice of such proposed Transfer (a “ROFO Sale Notice”) at least 48 hours prior to the opening of trading on the Nasdaq Global Market (or such other primary stock exchange upon which the Common Stock is listed) on the business day that the Farids Group proposes to begin to effect such 144 Sale.

(b)     The ROFO Sale Notice shall include:

(i)     (A) the number of Shares proposed to be sold (the “ROFO Shares”), (B) the per share purchase price in cash at which the Farids Group is prepared to Transfer such ROFO Shares (the “ROFO Sale Price”) and (C) the date the Farids Group proposes to begin to effect such 144 Sale; and

(ii)     (ii)     an offer to sell to the Company and/or a designee of the Company all or a portion of the ROFO Shares at the ROFO Sale Price.

(c)     If the Company wishes to purchase (and/or cause a designee to purchase) all or a portion of the ROFO Shares at the ROFO Sale Price, the Company shall deliver a notice (a “ROFO Purchase Notice”) to the Farids Group no later 8:00 a.m. New York time on the business day that the Farids Group proposes to effect such 144 Sale specifying the number of ROFO Shares it wishes to purchase (and/or cause a designee to purchase) from the Farids Group. The closing of the purchase of such ROFO Shares by the Company and/or any such designee shall take place no later than five (5) business days after delivery of the ROFO Purchase Notice, with payment for such ROFO Shares being made concurrently with such purchase to the Farids Group’s account designated in the ROFO Sale Notice. If the Company does not timely deliver a ROFO Purchase Notice it shall be deemed to have waived all of its rights with respect to the offer contained in the ROFO Sale Notice.

(d)     In the event that the number of ROFO Shares offered to be purchased in the ROFO Purchase Notice is less than the number of ROFO Shares set forth in the Sale Notice (or the Company does not timely deliver a ROFO Purchase Notice), the Farids Group may sell the ROFO Shares that are not subject to any such ROFO Purchase Notice during the five (5) day business day period beginning on the date in the ROFO Sale Notice on which the Farids Group proposed to begin to effect such 144 Sale (the “ROFO Transfer Period”); provided that no such ROFO Share may be sold for less than the ROFO Sale Price.

(e)     (e) If by the expiration of the ROFO Transfer Period, the Farids Group has not completed the Transfer of any ROFO Shares at the ROFO Sales Price or a higher price, in order for the Farids Group to Transfer such ROFO Shares (or any other Shares) it shall be necessary for a new ROFO Sale Notice or ROFR Sale Notice to be delivered, and the terms and provisions of this Article VII to be again complied with. The Farids Group shall not deliver more than one ROFO Sale Notice or ROFR Sale Notice in any thirty (30) day period.

Section 7.2       Right of First Refusal.

(a)     Subject to the restrictions set forth in Section 5.1 of this Agreement and Section 2.3 of the Warrant, in the event any member of the Farids Group proposes to Transfer (other than a Permitted Transfer) (i) a Threshold Block, in a transaction or series of related transactions, that, to the Farids Group’s knowledge (after due inquiry in connection with a private, non-open market transaction) is to a Person whom the Company reasonably determines is a direct or indirect material competitor of the Company or any Affiliate of such Person or (ii) a Significant Block, in a transaction or series of related transactions, that, to the Farids Group’s knowledge (after due inquiry in connection with a private, non-open market transaction) is to a Person whom the Company reasonably determines is a direct or indirect material competitor of the Company or any Affiliate of such Person (in each case, regardless of whether such Transfer will constitute a 144 Sale), the Farids Group shall furnish to the Company a written notice of such proposed Transfer (a “ROFR Sale Notice”) at least (5) business days prior to the business day that the Farids Group proposes to effect such Transfer.

(b)     The ROFR Sale Notice shall include:

(i)     (A) the identity of the proposed transferee, (B) the purchase agreement and other documentation for the proposed Transfer (the “ROFR Sale Documentation”), (C) the number of Shares proposed to be sold (the “ROFR Shares”), (D) the per share purchase price in cash at which the Farids Group is prepared to Transfer such ROFR Shares (the “ROFR Sale Price”) and (E) the date the Farids Group proposes to effect such Transfer; and

(ii)     an offer to sell to the Company and/or a designee of the Company all of the ROFR Shares at the ROFR Sale Price.

(c)     If the Company wishes to purchase (and/or cause a designee to purchase) all of the ROFR Shares at the ROFR Sale Price, the Company shall deliver a notice (a “ROFR Purchase Notice”) to the Farids Group within three (3) business day after receipt of the ROFR Sale Notice. The closing of the purchase of such ROFR Shares by the Company and/or any such designee shall take place no later than the later of (i) the purchase date set forth in the ROFR Sale Documentation and (ii) five (5) business days after delivery of the ROFR Purchase Notice, with payment for such ROFR Shares being made concurrently with such purchase to the Farids Group’s account designated in the ROFR Sale Notice. If the Company does not timely deliver a ROFR Purchase Notice it shall be deemed to have waived all of its rights with respect to the offer contained in the ROFR Sale Notice.

(d)     In the event that Company does not timely delivery a ROFR Purchase Notice, the Farids Group may sell the ROFR Shares to the proposed transferee identified in the ROFR Sale Notice at the ROFR Sale Price and on the other terms and conditions set forth in the ROFR Sale Documentation no later than three (3) business days following the date the Farids Group proposed to effect such Transfer in the ROFR Sale Notice (the “ROFR Transfer Period”).

(e)     If by the expiration of the ROFR Transfer Period, the Farids Group has not completed the Transfer of the ROFR Shares, in order for the Farids Group to Transfer such ROFR Shares (or any other Shares) it shall be necessary for a new ROFO Sale Notice or ROFR Sale Notice to be delivered, and the terms and provisions of this Article VII to be again complied with. The Farids Group shall not deliver more than one ROFR Sale Notice or ROFO Sale Notice in any thirty (30) day period.

ARTICLE VIII

MISCELLANEOUS

Section 8.1      Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (upon telephonic confirmation of receipt), on the first business day following the date of dispatch if delivered by a recognized next day courier service, or on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)      if to the Company to:

Rocky Mountain Chocolate Factory, Inc.

265 Turner Drive

Durango, Colorado 81303

Attention:  Chief Executive Officer and Chief Financial Officer

with a copy (which shall not constitute notice) to:

Perkins Coie LLP

1900 Sixteenth Street, Suite 1400

Denver, Colorado 80202

Attention:  Sonny Allison and Ned Prusse

(b)      If to the Farids Group to:

Farids & Co. LLC

980 Hammond Dr., Suite 1000

Atlanta, GA 30328 USA

Attention: Tariq Farid

(c)      If to EA to:

Edible Arrangement, LLC

980 Hammond Dr., Suite 1000

Atlanta, GA 30328 USA

Attention: Tariq Farid

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

444 West Lake Street

Suite 900

Chicago, IL 60606

Attention: Neal Aizenstein

Section 8.2      Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 8.3      Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered by the Company and the Farids Group. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The execution of a joinder agreement to this Agreement by a Family Member of TF shall not constitute an amendment to this Agreement requiring the consent of any party hereto.

Section 8.4     Fees and Expenses. Each party hereto shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the transactions contemplated hereby.

Section 8.5     Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, that, unless in connection with Permitted Transfers, neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement to any person without the express written consent of the other party hereto and any such assignment or other transfer shall be null and void; provided, further, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations. Prior to the receipt by the Company of adequate written notice of the Permitted Transfer of any Purchased Shares in accordance with the provisions of this Agreement and specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends.

Section 8.6     Governing Law.

(a)     This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts made and wholly performed within such state, except for matters directly within the purview of the DGCL, which shall be governed by the DGCL. Each of the Farids Group and the Company hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction and venue of the United States District Court for the Southern District of New York and in the courts hearing appeals therefrom unless no basis for federal jurisdiction exists, in which event each party hereto irrevocably consents to the exclusive jurisdiction and venue of the Supreme Court of the State of New York, New York County, and the courts hearing appeals therefrom, for any action, suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Farids Group and the Company hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason, other than the failure to serve process in accordance with this Section 8.6, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable Law, that the action, suit or proceeding in any such court is brought in an inconvenient forum, that the venue of such action, suit or proceeding is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each of the Farids Group and the Company irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any and all rights to trial by jury in connection with any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(b)     Each of the Farids Group and the Company expressly acknowledges that the foregoing waivers are intended to be irrevocable under the laws of the State of New York, the State of Delaware and of the United States of America; provided, that consent by the Farids Group and the Company to jurisdiction and service contained in this Section 8.6 is solely for the purpose referred to in this Section 8.6 and shall not be deemed to be a general submission to said courts or in the State of New York other than for such purpose.

Section 8.7     Ownership Limitation. The Farids Group shall not (unless specifically requested in writing by the Company, acting through a resolution of a majority of the Company’s directors), directly or indirectly, and agrees to cause the Affiliates of the Farid Group to not, directly or indirectly, in any manner acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise, any securities of the Company, or any rights decoupled from the underlying securities of the Company that would result in the Farids Group (together with its Affiliates) owning, controlling or otherwise having any beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 19.99% or more of the fully diluted number of shares of Common Stock outstanding at such time; provided, however, that nothing herein will require Common Stock to be sold to the extent that the Farids Group and its Affiliates, collectively, exceed the ownership limit under this Section 8.7 as the result of any share repurchase or other Company action that reduces the number of outstanding shares of Common Stock on or after the date hereof; provided, further, that (a) this Section 8.7 shall not preclude Farids or EA from privately requesting a waiver of the provisions of Section 8.7, and (b) the provisions of this Section 8.7 shall terminate and be of no further force and effect if the Company enters into a definitive agreement with respect to, or publicly announces that it plans to enter into, a transaction involving all or a controlling portion of the Company’s equity securities or all or substantially all of the Company’s assets (whether by merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance or otherwise).

Section 8.8     Non-Disparagement.

(a)     Neither the Company nor any of its Affiliates shall in any manner, directly or indirectly, in any capacity or manner, make or cause to be made, or in any way encourage any other person to make or cause to be made, any public statement or public announcement, including in any document or report filed with or furnished to the SEC or through the press, media, analysts or other persons, that constitutes an ad hominem attack on or otherwise disparages, defames or slanders the Farids Group or any of its Affiliates or any of their respective successors or current or former members, partners, officers, directors or employees (it being understood and agreed that the restrictions in this Section 8.8(a) shall not apply to any member of the Board of Directors based upon discussions solely among other members of the Board of Directors and/or management of the Company); provided, that the limitations set forth in this Section 8.8(a) shall not prevent the Company or any of its Affiliates from (i) responding to any public statement or announcement made by the Farids Group or any of its Affiliates that was made in breach of Section 8.8(b) below or (ii) if solicited by a Third Party, making objective statements that reflect the Company’s view with respect to factual matters concerning specific acts or determinations of the Farids Group or any of its Affiliates (or their respective current or former representatives) occurring after the date hereof. For the avoidance of doubt, a public statement or announcement shall only be deemed to be made by the Company if such public statement or announcement is made by (X) an executive officer or a member of the Board of Directors (other than a Director Designee) or (Y) an employee or representative of the Company authorized to make such statement or announcement on behalf of the Company.

(b)     Neither the Farids Group nor any of its Affiliates shall in any manner, directly or indirectly, in any capacity or manner, make or cause to be made, or in any way encourage any other person to make or cause to be made, any public statement or public announcement, including in any document or report filed with or furnished to the SEC or through the press, media, analysts or other persons, that constitutes an ad hominem attack on or otherwise disparages, defames or slanders the Company or any of its Affiliates or any of their respective successors or current or former members, partners, officers, directors or employees; provided, that, the limitations set forth in this Section 8.8(b) shall not prevent the Farids Group or any of its Affiliates from (i) responding to any statement made by the Company or any of its Affiliates or representatives that was made in breach of Section 8.8(a) above or (ii) if solicited by a Third Party, making objective statements that reflect the Farids Group’s or any of its Affiliates’ view with respect to factual matters concerning specific acts or determinations of the Company, any of its Affiliates or any current or former representatives of the Company or any of its Affiliates occurring after the date hereof. For the avoidance of doubt, a public statement or announcement shall only be deemed to be made by the Farids Group or any of its Affiliates if such public statement or announcement is made by (X) a Farids manager, director or executive officer or an EA manager, director or executive officer (Y) an employee or representative of Farids or EA authorized to make such statement or announcement on behalf of Farids or EA, as applicable.

Section 8.9     Non-Solicitation.

(a)     Each of EA, Farids and the Company shall not, and shall cause their respective controlled Affiliates to not, either directly or indirectly solicit, hire, or contract with any of the employees of the other party or its Affiliates during the Term (as defined in the Exclusive Supplier Operating Agreement) and for one (1) year following the termination or expiration thereof; provided that this Section 8.9(a) shall not apply with respect to any such employee who employment with the other party and its Affiliates has been terminated for a period in excess of nine (9) months.

(b)     Notwithstanding anything to the contrary in this Agreement, the restrictions regarding solicitation in this Section 8.9 shall not be deemed to apply to media advertisements of general circulation, open job fairs, the efforts of an employment search firm or other generalized means of publicizing a job opening, such as on a website or job board which, in each case, are not targeted primarily at the employees of the other party or its Affiliates; provided that this Section 8.9(b) shall not limit the restrictions or hiring set forth in Section 8.9(a).

Section 8.10     Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties and/or their Affiliates with respect to the subject matter of this Agreement.

Section 8.11     Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 8.12     Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

Section 8.13     Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. Facsimile and electronic (.PDF) signatures shall be sufficient to execute this Agreement. Except for Section 6.8 with respect to the underwriters of Registrable Securities, no provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 8.14     Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

Section 8.15     Remedies. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity. In the event of any dispute between the parties concerning the terms and provisions of this Agreement, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first written above.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

By:	/s/ Bryan J. Merryman
Name:	Bryan J. Merryman
Title:	Chief Executive Officer and Chief Financial Officer

FARIDS & CO. LLC

By:	/s/ Tariq Farid
Name:	Tariq Farid
Title:	Chief Executive Officer

EDIBLE ARRANGEMENTS, LLC

By:	/s/ Tariq Farid
Name:	Tariq Farid
Title:	Chief Executive Officer

[Signature Page to Strategic Alliance Agreement]

EXHIBIT A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Joinder Agreement”) is executed pursuant to the terms of the Strategic Alliance Agreement, dated as of December 20, 2019, by and among Farids & Co. LLC, a Delaware limited liability company (“Farids”), Edible Arrangements, LLC, a Delaware limited liability company, and Rocky Mountain Chocolate Factory, Inc., a Delaware corporation (the “Company”), a copy of which is attached hereto and is incorporated herein by reference (the “Agreement”), by the undersigned (the “Farids Transferee”). Capitalized terms used but not defined herein have the meanings set forth in the Agreement. By execution and delivery of this Joinder Agreement, the Farids Transferee agrees as follows:

SECTION 1. Acknowledgment. The Farids Transferee acknowledges that it has acquired Purchased Shares from a member of the Farids Group pursuant to a Permitted Transfer.

SECTION 2. Agreement. The Farids Transferee (a) agrees that the Purchased Shares it owns shall be bound by and subject to the terms of the Agreement to the same extent as if such Farids Transferee were a member of the Farids Group, (b) hereby adopts the Agreement with the same force and effect as if it were originally a member of the Farids Group and (c) shall constitute a member of the “Farids Group” under the Agreement.

SECTION 3. Notice. Any notice required to be provided by the Agreement shall be given to the Farids Transferee at the address of Farids Group listed in the Agreement.

SECTION 4. Governing Law. This Joinder Agreement and the rights of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein.

Executed and dated this day of .

Farids Transferee:

[INSERT NAME]

By:
[Title]

Acknowledged and Agreed to by

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

By:
[Title]

A-1

EXHIBIT B

EXCLUSIVE SUPPLIER OPERATING AGREEMENT

[Attached]

B-1

EXHIBIT C

WARRANT

[Attached]

C-1

EXHIBIT D

INDEMNIFICATION AGREEMENT

[Attached]

D-1

EXHIBIT E

AMENDMENT

E-1